Exhibit 10.10

DATED

23 DEC 2024

between

RIKVIN CAPITAL BETA PTE. LTD.

as the Lender

and

GRAVITY SUPPLY CHAIN HOLDINGS PTE. LTD.

as the Borrower

and

HEMANT KUMAR BHATT

as the Guarantor

FACILITY AND PERSONAL GUARANTEE AGREEMENT

Asia Practice

Table of Contents

1.	DEFINITIONS AND INTERPRETATION	3

2.	THE FACILITY AND FACILITY TERMS	6

3.	CONDITIONS OF UTILISATION	6

4.	PURPOSE OF LOAN	7

5.	INTEREST	7

6.	UTILISATION	7

7.	FEES	8

8.	REPAYMENT AND PREPAYMENT	8

9.	CURRENCY	8

10.	TERM	8

11.	TAXES	9

12.	REPRESENTATIONS AND WARRANTIES	9

13.	DEFAULT	13

14.	COVENANTS	14

15.	INFORMATION COVENANTS	15

16.	GUARANTEE AND INDEMNITY	16

17.	JOINT AND SEVERAL LIABILITY	18

18.	FURTHER ASSURANCE	18

19.	EVIDENCE	18

20.	NOTICES	19

21.	CONFIDENTIALITY	19

22.	SEVERABILITY	20

23.	INDEMNITY	20

24.	SET-OFF	20

25	COSTS AND EXPENSES	20

26.	ENTIRE AGREEMENT	21

27.	ASSIGNMENT	21

28.	TIME OF ESSENCE	21

29.	VARIATIONS	21

30.	WAIVER NOT TO PREJUDICE RIGHTS	21

31.	COUNTERPARTS	22

32.	NO RIGHTS OF THIRD PARTIES	22

33.	GOVERNING LAW AND DISPUTE RESOLUTION	22

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THIS FACILITY AND PERSONAL GUARANTEE AGREEMENT (this Agreement) is made on 23 DEC 2024

BETWEEN:

(1)	RIKVIN CAPITAL BETA PTE. LTD. (Company Registration No. 202346085G), a company incorporated in Singapore and having its registered address at 20 Cecil Street, #08-06, PLUS, Singapore 049705 (the Lender);

(2)	GRAVITY SUPPLY CHAIN HOLDINGS PTE. LTD. (Company Registration No. 202139032N), a company incorporated in Singapore and having its registered address at 30 Cecil Street #19-08 Prudential Tower Singapore 049712 (the Borrower); and

(3)	HEMANT KUMAR BHATT (NRIC No. a Singapore citizen residing at (the Guarantor)

(collectively, the Parties and each, a Party).

WHEREAS:

(A)	The Guarantor is a director and shareholder of the Borrower.

(B)	By way of a term sheet from the Lender to the Borrower and accepted by the Borrower on 18 December 2024, the Lender has agreed to grant to the Borrower the Facility.

(C)	The Guarantor has agreed to grant a personal guarantee in favour of the Lender to guarantee the liabilities of the Borrower under this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1.	Definitions

In this Agreement:

Applicable Period means a period equal in length to 1 month, or any other period agreed between the Borrower and the Lender.

Business Day shall mean any day on which commercial banks are open for general business in Singapore.

Completion Date means 24 December 2024 (or such later date as may be approved in writing by the Lender).

Facility shall have the meaning prescribed to it under Clause 2.1.

Finance Documents means:

(a)	this Agreement; and

(b)	any other document designated as such by the Lender, the Guarantor and the Borrower,

as the same may be revised, amended, replaced and/or supplemented from time to time.

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Financial Indebtedness shall mean any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any acceptance credit (including any dematerialised equivalent);

(c)	any bond, note, debenture, loan stock or other similar instrument;

(d)	any redeemable preference share;

(e)	any agreement treated as a finance or capital lease in accordance with generally accepted accounting principles in the jurisdiction of incorporation of the Borrower;

(f)	receivables sold or discounted (otherwise than on a non-recourse basis);

(g)	the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

(h)	any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark to market value of the derivative transaction will be used to calculate its amount);

(i)	any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

(j)	any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

(k)	any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in the above paragraphs.

GST means goods and services tax payable under Singapore law.

Interest Period means each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated.

Loan means the loan made or to be made under the Facility or, unless otherwise stated in this Agreement, the principal amount outstanding for the time being of such loan and/or loans.

Obligor means:

(a)	the Borrower;

(b)	the Guarantor; or

(c)	any person (other than the Lender, the Borrower or the Guarantor) who is a party to any of the Finance Documents.

Reference Rate means, in relation to the Loan, the SORA, provided that if the SORA is less than zero, that rate will be deemed to be zero.

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SORA means the Compounded Singapore Overnight Rate Average published by the Monetary Authority of Singapore (or a successor administrator) for a period equal in length to the Applicable Period (being the Singapore Overnight Rate Average compounded over the relevant historical period) and published as of the Quotation Day, on the Monetary Authority of Singapore’s website currently at http://www.mas.gov.sg, or any successor website officially designated by the Monetary Authority of Singapore (or as published by its authorised distributors.

Singapore Dollars and the symbol S$ shall mean the lawful currency of the Republic of Singapore.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Quotation Day means, in relation to any Interest Period, the first day of that Interest Period.

Termination Date means twelve (12) months from the Utilisation Date.

Utilisation means a utilisation of the Facility.

Utilisation Date means the date of a Utilisation.

Utilisation Request means a notice substantially in the form set out in Schedule 1.

1.2	Interpretation

In this Agreement, unless a contrary intention appears, a reference to:

(a)	words importing only the singular number include the plural number and vice versa;

(b)	a provision of law is a reference to that provision as amended or re-enacted;

(c)	unless otherwise stated, month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(i)	subject to sub-paragraph (iii) below, if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the immediately preceding Business Day (if there is not);

(ii)	if there is no numerically corresponding day in that calendar month in which that period is to end, that period will end on the last Business Day in that calendar month; and

(iii)	notwithstanding sub-paragraph (i) above, if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end;

(d)	words importing one gender shall include all other genders; and

(e)	words importing a person import also a firm or a corporation.

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The headings are for convenience only and shall not affect the interpretation of this Agreement.

2.	THE FACILITY AND FACILITY TERMS

2.1.	Subject to the terms and conditions herein, including the fulfilment of all conditions precedent in Clause 3 of this Agreement, the Lender shall grant to the Borrower a facility of seven hundred thousand Singapore Dollars (S$700,000.00) (the Facility).

2.2.	Subject to Clause 2.1 above, the Facility shall be available for drawing and may be drawn down in full and by way of bank transfer.

2.3.	The Borrower agrees that all amounts owing under the Facility shall be repaid no later than the Termination Date, or such other date as the Lender may in its sole discretion approve in writing.

3.	CONDITIONS OF UTILISATION

3.1.	Initial conditions precedent

The Borrower may not utilise the Facility until the Borrower has delivered to the Lender the following documents in the form and substance satisfactory to the Lender:

(a)	a certified true copy of the constitutional documents of the Borrower, duly certified by a director of the Borrower;

(b)	a certified true extract of the resolutions by the board of directors of the Borrower, under which the board of directors of the Borrower have approved:

(i)	the terms of and execution of this Agreement and the transactions contemplated by this Agreement; and

(ii)	the provision of any other documents that may be required by the Lender;

(c)	payment of fees, as specified in this Agreement; and

(d)	such other information or documents as the Lender may require.

3.2.	Further conditions precedent

The Lender will only be obliged to allow Utilisation if on the Utilisation Date:

(a)	no Default (as defined below) has occurred or is existing or would result from the Utilisation;

(b)	the winding-up, bankruptcy, cause book, judicial management and writ of seizure and sale searches conducted against the Obligors for the preceding two (2) years {including the year of the Utilisation Date) conducted on the Utilisation Date, are satisfactory to the Lender;

(c)	the representations and warranties made by the Borrower and the Guarantor in Clause 12 are true in all material respects; and

(d)	there has been no material adverse change in the business or financial condition of any Obligor.

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4.	PURPOSE OF LOAN

4.1.	Purpose

The Borrower undertakes to the Lender that it will apply all amounts borrowed by it out of Facility for the Borrower’s working capital.

4.2.	No obligation to monitor

The Lender is not bound to monitor or verify the utilisation of any part of the Facility.

5.	INTEREST

5.1.	Calculation of Interest

The rate of interest on the Loan for each Interest Period shall be the percentage rate per annum equal to the aggregate of the applicable:

(a)	twelve per cent. (12.00%) per annum (simple interest based on a year of 365 days); and

(b)	the Reference Rate.

5.2.	Payment of Interest

Interest on the Facility shall accrue monthly and shall be payable by the Borrower to the Lender on the last day of each Interest Period. The Borrower shall repay such amount into such bank account(s) which the Lender may nominate from time to time.

5.3.	Interest Periods

(a)	The Loan has successive Interest Periods.

(b)	The first Interest Period shall be from the date of the Utilisation Date to the end of the next calendar month.

(c)	Thereafter, each Interest Period shall be equal in length to 1 calendar month starting on the first day of every month and ending on the last day of each month, or any other period agreed between the Lender and the Borrower.

(d)	Each Interest Period for the Loan will start on its Utilisation or on the expiry of its preceding Interest Period.

5.4.	Interest on overdue amounts

In the event the Borrower fails to pay any amount payable by it in accordance with this Agreement, interest shall accrue on any overdue amount from the day after the date the amount is due to the date of the actual repayment, at a rate of fifteen percent (15.00%) above the applicable rate of interest in Clause 5.1. Such interest shall be compounded daily (based on a year of 365 days) with the overdue amount and constitute a loan under this Agreement and shall be immediately due and payable by the Borrower.

6.	UTILISATION

6.1.	Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Lender of a duly completed Utilisation Request not later than 12:00 pm (Singapore time) one (1) Business Day prior to the relevant Utilisation Date.

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6.2.	Completion of a Utilisation Request

A Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(a)	the proposed drawdown falls on a Utilisation Date, and such date is not later than the Completion Date;

(b)	the proposed Utilisation is for the full amount of the Facility as stated in Clause 2.1;

(c)	the currency of the Utilisation is specified as Singapore Dollars; and

(d)	it specifies that disbursement be made by way of cheque, cashier’s order or bank transfer.

7.	FEES

7.1.	Legal Fees

The Borrower shall bear the legal fees in the preparation, negotiation, execution of the Finance Documents, being S$6,800.00 (inclusive of disbursements and taxes).

8.	REPAYMENT AND PREPAYMENT

8.1.	Repayment

The Facility shall be repaid (including principal and any outstanding accrued interest) by the Termination Date, and the Borrower shall make any such repayment into such bank account(s) which the Lender may nominate from time to time.

8.2.	Voluntary Prepayment

The Borrower, if it gives the Lender not less than 5 Business Days’ (or such shorter period as the Lender may agree) prior notice, prepay the whole or part of the Facility. Each prepayment shall be a minimum of S$50,000.00 and for an amount which is a multiple of S$50,000.00. On the date of any prepayment, the Borrower will pay interest (on a pro-rated basis) on the amount prepaid.

9.	CURRENCY

All payments and repayments under this Agreement shall be made in Singapore Dollars (S$).

10.	TERM

(a)	This Agreement shall commence on the date of this Agreement and shall terminate and cease to have any effect upon the full repayment of the Loan and all accrued interest.

(b)	The aforesaid termination shall be without prejudice to the right of any Party in respect of any antecedent breach of the terms in this Agreement and shall not affect the validity, continuance or effectiveness of the provisions in this Agreement which are intended to survive such termination.

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11.	TAXES

11.1.	Tax gross-up

(a)	Each Obliger must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	If any Party is aware that an Obliger must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must notify the other Party.

(c)	If a Tax Deduction is required by law to be made by any Obliger, the amount of the payment due from that Obliger will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If any Obliger is required to make a Tax Deduction, that Party must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(e)	Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, any Obliger making that Tax Deduction or payment must deliver to the Lender evidence satisfactory to the Lender that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

12.	REPRESENTATIONS AND WARRANTIES

12.1.	Representations

The representations and warranties set out in this Clause are made by the Borrower and/or the Guarantor (as the case may be) to the Lender.

12.2.	Status

(a)	The Borrower is a private company limited by shares, duly incorporated and validly existing under the laws of Singapore.

(b)	The Guarantor is a Singapore citizen residing in Singapore.

12.3.	Powers and authority

(a)	The Borrower has the power to enter into and perform and has taken all necessary action to authorise the entry into and performance of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

(b)	The Guarantor has the power and authority to execute, deliver and perform his/her respective obligations under this Agreement and has not executed, delivered or performed his/her respective obligations under this Agreement as a result of undue influence, duress or the like.

(c)	The Guarantor has the capacity to execute, deliver and perform his/her obligations under each Finance Document to which he/she is a party and the transactions contemplated by them.

(d)	The Guarantor is not, by reason of his/her illness or incapacity (whether mental or physical), incapable of managing his/her own affairs.

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(e)	No court or other judicial authority has made an order or appointed an administrator or other court official under any laws relating to mental capacity in respect of the Guarantor.

(f)	Each Obligor has obtained all necessary governmental or regulatory approvals or other third-party consents required for the entry into and performance of the Finance Documents.

12.4.	Legal validity

(a)	In the case of the Borrower:

(i)	each Finance Document to which it is a party is its legally binding, valid and enforceable obligation; and

(ii)	each Finance Document to which it is a party is in the proper form for its enforcement in the jurisdiction of its incorporation.

(b)	In the case of the Guarantor, each Finance Document to which he/she is a party constitutes his/her legal, valid and binding obligations enforceable in accordance with its terms.

12.5.	Non-conflict

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which the Borrower or the Guarantor is a party do not conflict with:

(a)	any law or regulation applicable to the Borrower or the Guarantor (as the case may be);

(b)	in the case of the Borrower, its constitutional documents; or

(c)	any document which is binding upon the Borrower or the Guarantor (as the case may be) or any of the Borrower’s or the Guarantor’s (as the case may be) assets.

12.6.	No default

(a)	No Default is outstanding or will result from the execution of, or the performance of any transaction contemplated by, any Finance Document to which it is a party;

(b)	no other event is outstanding which constitutes a default under any document which is binding on it or any of its assets; and

(c)	to the best of the Borrower’s knowledge:

(i)	no event has occurred which constitutes, or which with the giving of notice, the lapse of time or a relevant determination would constitute a contravention of, or default under any agreement or instrument by which the Borrower or any of its assets are bound or affected;

(ii)	the Borrower is not in default of the payment of any indebtedness; and

(iii)	no Default has otherwise occurred or is continuing or anticipated.

12.7.	Litigation

No litigation, arbitration, legal or administrative proceedings, suit or action of any kind whatsoever (whether criminal or civil) are current or, to its knowledge, pending or threatened against any Obligor.

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12.8.	Information

(a)	All information and documents supplied by the Borrower or the Guarantor or on its behalf to the Lender in connection with the Finance Documents was true and accurate as at its date or (if appropriate) as at the date (if any) at which it is stated to be given;

(b)	it has not omitted to supply any information or document which, if disclosed, would make any other information referred to in paragraph (a) above untrue or misleading in any respect; and

(c)	at the date of the drawdown of the Facility, nothing has occurred since the date information referred to in paragraph (a) above was supplied which, if disclosed, would make that information untrue or misleading in any respect.

12.9.	Pari passu ranking

(a)	In the case of the Borrower, its payment obligations under the Finance Documents to which it is a party, rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally; and

(b)	in the case of the Guarantor, the obligations of the Guarantor under the Finance Documents to which he is a party, rank at least pari passu with all other unsecured obligations of the Guarantor, except those that are mandatorily preferred by law.

12.10.	Taxes on payments

(a)	In respect of the Borrower, all amounts payable by it under the Finance Documents may be made without any Tax Deduction; and

(b)	in respect of the Guarantor, all amounts payable by the Guarantor under the Finance Documents may be made without any Tax Deduction.

12.11.	Understanding by the Guarantor

The Guarantor has read and understood the provisions of the Finance Documents to which he/she is a party and has taken independent legal advice as to the effect of Clause 16 and, in particular, the Guarantor understands that failure to comply with his/her obligations under the Finance Document to which he/she is a party may result in his/her assets being seized and/or his/her bankruptcy.

12.12.	Immunity

(a)	In the case of the Borrower:

(i)	the execution by the Borrower of each Finance Document constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes; and

(ii)	it will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document, and

(b)	in the case of the Guarantor:

(i)	the Guarantor’s execution of each Finance Document constitutes, and his/her exercise of his/her rights and performance of his/her obligations under this Agreement will constitute, private and commercial acts done and performed for private and commercial purposes; and

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(ii)	the Guarantor will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in Singapore or elsewhere in relation to any Finance Document.

12.13.	Jurisdiction/governing law

In respect of each of the Obligors, its/his/her:

(a)	irrevocable submission under this Agreement to the jurisdiction of the courts of Singapore;

(b)	agreement that this Agreement is governed by Singapore law; and

(c)	agreement not to claim any immunity to which it/he/she or its/his/her assets may be entitled,

are legal, valid and binding under the laws of Singapore and any judgment obtained in Singapore will be recognised and be enforceable.

12.14.	No adverse consequences

(a)	It is not necessary under the laws of the jurisdiction of citizenship or permanent residency of the Guarantor:

(i)	in order to enable the Lender to enforce its rights under each Finance Document; or

(ii)	by reason of the execution of each Finance Document or the performance by him/her of his/her obligations under such Finance Document,

that the Lender should be licensed, qualified or otherwise entitled to carry on business in such jurisdiction; and

(b)	the Lender will not be deemed to be resident, domiciled or carrying on business in such jurisdiction by reason only of the execution, performance and/or enforcement of any Finance Document.

12.15.	No misleading statements

The information provided by each Obliger in connection with this Agreement does not contain any untrue statement or omit to state any fact, the omission of which makes the statements, in light of the circumstances under which they were made, misleading, and that all expressions of expectation, intention, belief and opinion were honestly made on reasonable grounds after due and careful enquiry by the Borrower.

12.16.	No Shareholders’ Agreement

There is no shareholders’ agreement, trust agreement, proxy agreement or any similar agreement between all or any of the shareholders of the Borrower in relation to their respective shares in the Borrower.

12.17.	Times for making representations

(a)	The representations set out in this Clause are made by the Borrower and the Guarantor (as the case may be) on the date of this Agreement and are repeated each time the Lender receives a Utilisation Request or disburses any part of the Facility to the Borrower.

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(b)	When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

13.	DEFAULT

13.1.	Events of Default

If any of the events specified in Clause 13.2 below (Default) shall occur during the term of this Agreement:

(a)	the outstanding Facility (including any accrued interest) under this Agreement shall (as the Lender determines) become immediately due and payable without any demand or notice of any kind to the Borrower; and

(b)	the Lender may take any action or proceeding necessary or desirable in order to exercise or enforce any right conferred on the Lender hereunder.

13.2.	A Default shall occur upon any of the following events:

(a)	Non-payment

the Borrower failing to meet any of its payment obligations under this Agreement (including but not limited to any of the cheques provided by the Borrower to the Lender being dishonoured by any bank);

(b)	Non-compliance

there is a breach of any Finance Document and in the case of any breach which is capable of remedy, such breach is not remedied within the time limit stipulated by the Lender;

(c)	Misrepresentation

there is a misrepresentation or inaccuracy in any Obliger’s warranties or in any statement made or deemed to be made by any Obligor in any Finance Document or any corresponding document submitted by any Obliger to the Lender;

(d)	Cross-default

any indebtedness of any Obliger that is not paid when due and payable or within any grace period applicable thereto, is declared to be or is capable of being declared to be or otherwise becomes due and payable prior to its specified maturity or any guarantee or similar obligation is not discharged at maturity or when called, or the Obligor shall be in default under or commit a breach of any instrument or agreement relating to any such indebtedness or other similar obligation;

(e)	Existing banking facilities

an event of default howsoever described occurs under any Obligor’s existing banking facilities, including without limitation an event of default (howsoever defined) is called on any financing facilities taken up by any Obligor which is not remedied or waived within fifteen (15) days or a statutory demand is served on any Obligor which is not set aside within thirty (30) days;

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(f)	Insolvency/ Bankruptcy

any Insolvency Event occurs in respect of any Obliger. For the purpose of this Clause, an Insolvency Event shall mean the occurrence of any one of the following events, but this sub-clause (f) shall not apply to any winding-up petition or any application which is vexatious and is discharged, stayed or dismissed within twenty-one (21) days of its commencement:

(i)	a petition is presented or a meeting is convened for the purpose of considering a resolution or other steps are taken by any person with the view to winding up of the Borrower or, placing the Borrower under judicial management or a bankruptcy application or analogous proceedings is made against the Guarantor;

(ii)	the Borrower resolving to wind itself up or otherwise dissolve itself or the Guarantor applies for bankruptcy or voluntary arrangement or any analogous proceedings;

(iii)	the appointment of a liquidator or provisional liquidator, judicial manager, receiver or receiver and manager in respect of the Borrower or its assets; or

(iv)	the Borrower enters into a scheme of arrangement or composition with or assignment for the benefit of all or any class of its creditors.

(g)	Declared company

the Borrower is declared by the Minister for Finance in Singapore to be a “declared company” under the provisions of Part 9 of the Companies Act 1967 of Singapore;

(h)	Analogous proceedings

anything analogous or having a substantially similar effect to any of the events specified above happening under the law of any applicable jurisdiction;

(i)	Unlawfulness

it is or will become unlawful for any Obligor to perform or comply with any one or more of its obligations under any Finance Document;

(j)	Illegality

any provision of any Finance Document is or becomes for any reason, illegal, invalid and/or unenforceable; or

(k)	Bankruptcy, death or incapacity

bankruptcy of the Guarantor or death or incapacity (for any reason) or lack of power or authority or change in status of the Guarantor that would render him/her incapable of managing his own affairs.

14.	COVENANTS

14.1.	Ownership and Change in Shareholding

The Obligors shall ensure that there will be no change in the shareholding of the Borrower without the prior written consent of the Lender.

14.2.	Disposals

Except with the prior written consent of the Lender, each Obligor shall not part with, transfer, sell or dispose of or attempt or agree to part with, transfer, sell or dispose of the whole or a substantial part of its undertaking, property, assets and rights, save in the ordinary course of trading.

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14.3.	Lending and guarantees

(a)	Save for any existing loan as at the date of this Agreement, each Obliger must not make any loan or provide any form of credit to any person without the prior written consent of the Lender.

(b)	Save for any existing guarantee granted in relation to any existing loan as at the date of this Agreement, each Obliger shall provide a written notice to the Lender at least fourteen (14) days before that Obliger provides any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which the Borrower or the Guarantor assumes any liability of any other person.

14.4.	Subordination of existing loans

The Borrower shall ensure that all loans extended or which it will extend to its respective shareholders or related companies and any other indebtedness owed to its shareholders or related companies (including, without limitation, under preference shares or any other debt instruments) are subordinated to the Lender (the Subordinated Loans).

14.5.	Business of the Borrower

The Borrower shall ensure that no substantial change is made to the general nature of its business from that carried on at the date of this Agreement.

14.6.	Taxes

The Obligors shall promptly pay all taxes and other fees as may be due.

15.	INFORMATION COVENANTS

15.1.	Information provided to be accurate

Each Obliger undertakes that all financial and other information which is provided by or on behalf of it/him/her under or in connection with any Financial Document will be true and not misleading and will not omit any material fact or consideration.

15.2.	Information - miscellaneous

Each Obliger must supply to the Lender (as applicable):

(a)	promptly, if the Lender so requests, copies of all documents despatched by the Borrower to its shareholders (or any class of them) or its creditors generally or any class of them at the same time as they are despatched;

(b)	promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Obliger; and

(c)	promptly, if the Lender so requests, such further information regarding the Borrower’s financial condition and operations as the Lender may reasonably request from time to time, in so far as such information is not information which it is prohibited by law from disclosing.

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15.3.	Notification of Default

Each Obliger must notify the Lender of any Default or any potential Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its existence and will thereafter keep the Lender fully up-to-date with all developments.

15.4.	Know your customer requirements

The Obligors must promptly on the request of the Lender supply to the Lender any documentation or other evidence which is reasonably requested by the Lender to enable the Lender to carry out and be satisfied with the results of all know your customer requirements.

16.	GUARANTEE AND INDEMNITY

16.1.	The Guarantor irrevocably and unconditionally:

(a)	guarantees to the Lender punctual performance by the Borrower of all the Borrower’s obligations under the Finance Documents;

(b)	undertakes with the Lender that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if he/she was the principal obliger; and

(c)	agrees with the Lender that if any obligation guaranteed by him/her is or becomes unenforceable, invalid or illegal, he/she will, as an independent and primary obligation, indemnify the Lender immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due.

16.2.	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Borrower under this Agreement, regardless of any intermediate payment or discharge in whole or in part.

16.3.	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of the Borrower or any security for those obligations or otherwise) is made by the Lender in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration, judicial management or otherwise, without limitation, then the liability of the Guarantor under this Clause 16 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

16.4.	Waiver of defences

The obligations of the Guarantor under this Clause 16 will not be affected by an act, omission, matter or thing which, but for this Clause 16, would reduce, release or prejudice any of its obligations under this Clause 16 (without limitation and whether or not known to it or the Lender) including:

(a)	any time, waiver or consent granted to, or composition with, the Borrower or other person;

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(b)	the release of the Borrower under the terms of any composition or arrangement with any creditor of the Borrower;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, the Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous} or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(g)	any insolvency, bankruptcy or similar proceedings; or

(h)	this Agreement or any other Finance Document not being executed by or binding upon any other party.

16.5.	Immediate recourse

The Guarantor waives any right he/she may have of first requiring the Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 16. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

16.6.	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, the Lender may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by the Lender in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)	hold in a suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Clause 16.

16.7.	Deferral of Guarantor’s rights

Until all amounts which may be or become payable by the Borrower under or in connection with the Finance Documents have been irrevocably paid in full and unless the Lender otherwise directs, the Guarantor will not exercise or otherwise enjoy the benefit of any right which he/she may have by reason of performance by him/her of his/her obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 16:

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(a)	to be indemnified by the Borrower;

(b)	to claim any contribution from any other guarantor of or provider of security for the Borrower’s obligations under the Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by the Lender;

(d)	to bring legal or other proceedings for an order requiring the Lender to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under this Clause 16;

(e)	to exercise any right of set-off against the Borrower; and/or

(f)	to claim or prove as a creditor of the Borrower in competition with the Lender.

If the Guarantor shall receive any benefit, payment or distribution in relation to any such right he/she shall hold that benefit, payment or distribution (or so much of it as may be necessary to enable all amounts which may be or become payable to the Lender by the Borrower under or in connection with the Finance Documents to be paid in full) on trust for the Lender, and shall promptly pay or transfer the same to the Lender.

16.8.	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Lender.

17.	JOINT AND SEVERAL LIABILITY

17.1.	The liability and obligations of the Borrower and the Guarantor shall be joint and several.

17.2.	Any demand for payment by the Lender to the Borrower and the Guarantor jointly and severally liable shall be deemed to be a demand made to all such Parties.

17.3.	The Lender shall be at liberty to release or discharge the Borrower and/or the Guarantor from liability under this Agreement or to compound with, accept compositions from or make any other arrangements without in consequence releasing or discharging any other Party to this Agreement or otherwise prejudicing or affecting the Lender’s rights and remedies against any Party.

18.	FURTHER ASSURANCE

Each Obligor shall at its own expense, execute, sign and perfect every document, act or thing which may be necessary for the purpose of implementing or giving full effect to the provisions of the Finance Documents or securing the Lender its full benefits of all rights, powers and remedies conferred upon it under the Finance Documents.

19.	EVIDENCE

19.1.	Accounts

Accounts maintained by the Lender in connection with this Agreement are prima facie evidence of the matters to which they relate.

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19.2.	Certificates and determinations

Any certification or determination by the Lender of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

20.	NOTICES

Any notice or other communication in connection with this Agreement shall be:

(a)	in writing;

(b)	delivered by hand, electronic mail or registered post; and

(c)	be sent to the respective Parties at the following addresses, or such other address as each Party may notify to the other Party from time to time.

The Lender

RIKVIN CAPITAL BETA PTE. LTD.
Address:	20 Cecil Street #08-06 Plus Singapore 049705
Attention:
Email:

The Borrower

GRAVITY SUPPLY CHAIN HOLDINGS PTE. LTD.
Address:	30 Cecil Street, #19-08, Prudential Tower Singapore 049712
Attention:
Email:

The Guarantor

HEMANT KUMAR BHATT
Address:
Email:

A demand, notice or other communication made or given by one Party hereto to another Party hereto in accordance with this Clause shall be effected and deemed to be duly served:

(a)	if delivered by hand or registered post, at the time of delivery; or

(b)	if delivered by e-mail, at the time that it is received in the recipient’s inbox in readable form.

In proving such service it shall be sufficient to prove that delivery by hand was made or that the envelope containing such notice or document was properly addressed and posted as a prepaid ordinary mail letter.

21.	CONFIDENTIALITY

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21.1.	Each of the Parties undertakes to each other Party that it:

(a)	shall not, without the prior written consent of the other Party, use or disclose to any person Confidential Information it has or acquires; and

(b)	shall make every effort to prevent the use or disclosure of Confidential Information.

Each of the Parties also undertakes to each other Party that it shall procure that none of its representatives shall breach this Clause.

21.2.	For the purpose of this Clause, Confidential Information shall mean all information relating to the Finance Documents or any Party of which the other Party becomes aware in its capacity as, or for the purpose of becoming, a Party or which is received by it in relation to, or for the purpose of becoming a Party under any Finance Document, but excludes:

(a)	any information which is or becomes generally known to the public, other than by reason of any wilful or negligent act or omission of the relevant Party or any of their respective representatives;

(b)	any information which is required to be disclosed pursuant to any applicable laws or any requirement of any competent governmental or statutory authority or pursuant to rules or regulations of any relevant regulatory, administrative or supervisory body (including without limitation, any relevant stock exchange or securities council) of any jurisdiction;

(c)	any information which is required to be disclosed pursuant to any legal process issued by any court or tribunal whether in Singapore or elsewhere; and

(d)	any information disclosed by any Party hereto to their respective bankers, financial advisers, consultants and legal or other advisers for the purpose of this Agreement.

22.	SEVERABILITY

The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

23.	INDEMNITY

The Obligors shall within five (5) Business Days of the Lender’s demand, jointly indemnify the Lender against any cost (including any investigation expenses or fees for any professional advisors), loss, liability incurred or arising from any matters relating to the grant of the Facility or this Agreement (including any enforcement matters against any Obligor).

24.	SET-OFF

The Lender may set off any obligation due from any Obligor under this Agreement against any obligation owed by the Lender to that Obligor regardless of the nature or currency of the obligation.

25.	COSTS AND EXPENSES

The Borrower shall bear all tax, duties, legal fees and other costs and expenses incurred in connection with this Agreement, and any documents contemplated by this Agreement (including the negotiation and execution thereof).

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26.	ENTIRE AGREEMENT

This Agreement and the documents referred to in it, constitutes the entire agreement and understanding between the Parties hereto relating to the Facility and none of the Parties has entered into this Agreement in reliance upon any representation, warranty or undertaking of any of the other Parties which is not set out or referred to in this Agreement. Nothing in this Clause shall however operate to limit or exclude liability of any Party for fraud.

27.	ASSIGNMENT

27.1.	Each Obliger may not assign or transfer all or part of its/his/her rights or obligations under this Agreement except with the prior written consent of the Lender.

27.2.	The Lender may at its own cost transfer or assign all or part of its rights or transfer all or part of its obligations under this Agreement without the consent of any Obliger. Any such assignee or transferee shall be and be treated as a party for all purposes of this Agreement and shall be entitled to the full benefit of this Agreement to the same extent as it were an original party in respect of the rights and obligations assigned or transferred to it.

27.3.	This Agreement shall benefit and be binding on the Parties, their permitted assignees and their respective successors. Any reference in this Agreement to any party shall be constructed accordingly.

28.	TIME OF ESSENCE

Time is of the essence with respect to all dates and time periods in this Agreement.

29.	VARIATIONS

29.1.	No variation of this Agreement (or of any of the documents referred to in this Agreement) shall be valid unless it is in writing and signed by or on behalf of each Party hereto. The expression variation shall include any amendment, supplement, deletion or replacement however effected.

29.2.	Unless expressly agreed, no variation shall constitute a general waiver of any provisions of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of variation, and the rights and obligations of the parties hereto under or pursuant to this Agreement shall remain in full force and effect, except and only to the extent that they are so varied.

30.	WAIVER NOT TO PREJUDICE RIGHTS

The Lender may from time to time and at any time waive either unconditionally or on such terms and conditions as it may deem fit the observance and performance by any Obliger of any undertaking, stipulation, term or condition herein or any breach by any Obliger of any of the undertakings, stipulations, terms and conditions herein contained and any modification thereof but without prejudice to its powers, rights and remedies for enforcement thereof, provided always that:

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(a)	no delay, neglect or forbearance of the Lender to require and enforce payment of any moneys hereunder or the performance and observance of any undertaking, stipulation, term and condition herein contained or the exercise of any right or power vested in the Lender under this Agreement nor any time which may be given to any Obliger shall in any way prejudice or affect any of the rights, power or remedies of the Lender at any time afterwards to act strictly in accordance with the provisions and the powers conferred upon the Lender under this Agreement; and

(b)	no such waiver of any such breach as aforesaid shall prejudice the rights of the Lender in respect of any other or subsequent breach of any of the undertakings, stipulations, terms and conditions aforesaid.

31.	COUNTERPARTS

This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Each of the Parties hereto may enter into this Agreement by signing any such counterpart and each counterpart shall be as valid and effectual as if executed as an original.

32.	NO RIGHTS OF THIRD PARTIES

A person who is not a Party has no rights under the Contracts (Rights of Third Parties) Act 2001 of Singapore, to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from the said Act.

33.	GOVERNING LAW AND DISPUTE RESOLUTION

33.1.	This Agreement shall be governed by, and construed in accordance with, the laws of Singapore.

33.2.	The courts of Singapore shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement, including any dispute regarding the existence, validity or termination of this Agreement (a Dispute).

33.3.	The Parties agree that the courts of Singapore are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

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SCHEDULE 1- FORM OF UTILISATION REQUEST

To:	Rikvin Capital Beta Pte. Ltd. (the Lender)

From:	Gravity Supply Chain Holdings Pte. Ltd.

Date:	_____________________

Gravity Supply Chain Holdings Pte. Ltd. (the Company) -

Facility and Personal Guarantee Agreement dated ______________________ (the Agreement)

1.	We refer to the Agreement. This is a request to draw down on the Facility (the Request).

2.	We wish to drawdown on the Facility on the following terms:

(a)	Utilisation Date: ___________________

(b)	Amount: S$ ______________________

3.	Our payment instructions are as follows:

(a)	Telegraphic bank transfer from the Lender in the amount of S$[●] made to the bank account of the Company, account number[●] on the Utilisation Date.

4.	The purpose of the loan is for the working capital of the Company.

5.	We confirm that each condition or condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied.

6.	This Request is irrevocable.

________________________

Name:

Designation: Director

for and on behalf of GRAVITY SUPPLY CHAIN HOLDINGS PTE. LTD.

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EXECUTION PAGES

In witness whereof, this Agreement has been duly executed as a deed on the date stated at the beginning of this Agreement.

THE LENDER Executed as a deed by as director for and behalf of RIKIN CAPITAL BETA PTE. LTD.	) ) ) ) )
in the presence of:	)	Signature

Signature of witness
Name of witness:
Address:

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THE BORROWER

Executed as a deed by	)
HEMANT KUMAR BHATT	)
as director	)
for and behalf of	)
GRAVITY SUPPLY CHAIN HOLDINGS PTE. LTD.	)
in the presence of:	)	Signature

Signature of witness
Name of witness:
Address:

Advocate & Solicitor
Singapore

I,                                                             , an Advocate and Solicitor of the Supreme Court of the Republic of Singapore practising in the Republic of Singapore hereby certify that on the 23rd day of DECEMBER 2024 , HEMANT KUMAR BHATT and                                        personally appeared before me and I have explained and interpreted the contents of this instrument to them and they have understood and voluntarily executed this instrument before me.

Witness my hand.

Dated this 23rd day of DECEMBER 2024

Advocate & Soli.citor
Singapore

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THE GUARANTOR

Signed, sealed and delivered by	)
HEMANT KUMAR BHATT	)
in the presence of:	)
Signature

Signature of witness
Name of witness:
Address:

Advocate & Solicitor
Singapore

I,                                                          , an Advocate and Solicitor of the Supreme Court of the Republic of Singapore practising in the Republic of Singapore hereby certify that on the 23rd day of DECEMBER 2024 , Hemant Kumar Bhatt and                                      personally appeared before me and I have explained and interpreted the contents of this instrument to him/her and he/she has understood and voluntarily executed this instrument before me.

Witness my hand.

Dated this 23rd day of DECEMBER 2024

Advocate & Soli.citor
Singapore

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Outlook

Re:	Gravity Supply Chain Holdings Pte. Ltd. - Rikvin Capital Loan Facility due on 22 December 2025

From

Date Wed 12/3/2025 11:14 AM

To	Hemant Bhatt <
Cc

Hi Hemant,

Thank you for the call.

We are happy to grant the 6-month extension that you requested.

Please take this email as formal confirmation that:

●	the Term of the Facility is hereby extended for six (6) months,
●	the new Maturity Date is 22 June 2026, and
●	all other terms and conditions of the Facility and Personal Guarantee Agreement dated 23 December 2024 remain unchanged and continue in full force and effect.

Although we do not normally waive extension fees, we are happy to make an exception in your case and confirm that no extension fee will be charged on this occasion.

This email constitutes the formal Extension Notice contemplated under the Agreement; no separate side letter or amendment agreement is required.

Wishing you and your team continued success.

Regards,

Director

Rikvin Capital Pte Ltd

Mobile:

Website: www.rikvincapital.com